ASSIGNMENT AND ASSUMPTION OF AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW
INSTRUCTIONS

THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this “Assignment”) dated as of November 15, 2007, is made and entered into by and between TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Assignor”), and NNN HEALTHCARE/OFFICE REIT NORTHMEADOW, LLC, a Georgia limited liability company (“Assignee”), with reference to the following Recitals:

R E C I T A L S

A. Assignor is “Buyer” under that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated October 9, 2007 entered into by and between Northmeadow Parkway, LLC, a Georgia limited liability company and Assignor, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property and Escrow Instructions dated October 19, 2007 (collectively, the “Purchase Agreement”), wherein Assignor agreed to purchase certain real property commonly known as Northmeadow Medical Center, 1357 Hembree Road, Roswell, County of Fulton, Georgia, as more particularly described in the Purchase Agreement, on the terms and conditions set forth in the Purchase Agreement.

B. Assignor desires to assign and transfer to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title, claim and interest in, to and under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

A G R E E M E N T

1. Assignment; Assumption. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest as “Buyer” or otherwise in, to and under the Purchase Agreement. By executing this Assignment, Assignee hereby accepts such assignment and expressly agrees to assume and be bound by all of the provisions of the Purchase Agreement from and after the date hereof.

2. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

3. Counterparts. This Assignment may be executed in any number of counterparts with the same effect as if all of the parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives as of the date first written above.

ASSIGNOR:	TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company
	By:	/s/ Jeff Hanson Name:Jeffrey T. Hanson Title:Chief Investment Officer
ASSIGNEE:	NNN HEALTHCARE/OFFICE REIT NORTHMEADOW, LLC,
a Georgia limited liability company
	By:	/s/ Shannon K S Johnson

Authorized Signatory